UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 15, 2009

MADISON EXPLORATIONS, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51302	Pending
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
1100 East 29th Street, Suite 153		V7K 1C2
North Vancouver, British Columbia, Canada		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (206) 202-4519

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Form 8-K	Madison Explorations, Inc.	Page 2

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

(i)

On January 16, 2009, Kyle L. Tingle, CPA, LLC (“Tingle”) resigned as the independent accountants of Madison Explorations, Inc. Tingle resigned due to the fact Tingle was precluded from performing the audit for December 31, 2008 as a result of auditing the prior five years of financial statements.

(ii)

The report of Tingle on the financial statements for the two fiscal years ended December 31, 2007 and 2006, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. The report of Tingle on the financial statements for the fiscal year ended December 31, 2007 and for the period from June 15, 1998 (Date of Inception) to December 31, 2007 contained an explanatory paragraph related to substantial doubt about the Company’s ability to continue as a going concern.

(iii)	Madison’s Board of Directors did not recommend the decision to change independent accountants.

(iv)

In connection with its audits for the fiscal years December 31, 2007 and 2006, and through January 16, 2009, there have been no disagreements with Tingle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b)	New independent accountants

Madison engaged K. R. Margetson Ltd., Chartered Accountant as its new independent registered public accounting firm as of January 31, 2009. During the two years ended December 31, 2007 and 2006 and through January 31, 2009, Madison has not consulted with K. R. Margetson Ltd., Chartered Accountant regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on Madison’s financial statements; (iii) any written or oral advice that may have been provided to Madison, which may have been an important factor considered by Madison in reaching a decision as to the accounting, auditing or financial reporting issue; or (iv) any matter that was the subject of a disagreement or event.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16	Letter to Securities and Exchange Commission dated April 15, 2009 from Kyle L. Tingle, CPA, LLC regarding change in certifying accountant.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Madison Explorations, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

MADISON EXPLORATIONS, INC.

Dated: April 15, 2009	By:	/s/ Steven Cozine
Steven Cozine - CFO